EXHIBIT 2

                      PLAN AND AGREEMENT OF REORGANIZATION

                                     BETWEEN
                            MAS Acquisition XI Corp.
                            (an Indiana corporation)

                                       AND
    Bluepoint Software Co., Ltd. (Formally Shenzhen Sinx Software Co., Ltd.)
                             (a Chinese corporation)

  This Plan and Agreement of Reorganization is entered into this 7th day of January, 2000 by and between MAS Acquisition XI Corp., an Indiana corporation with offices at 1710 E, Division Street, Evansville, Indiana 4771 1, hereafter referred to as "MAS" and 13luepoint Software Co., Ltd., a Chinese corporation, with offices at 203 W-2, SECT Science & Industry Park, Huaqian Road North, Shenzhen, Gunngong)g Province, China, and its shareholders, hereinafter referred to as "BLUEPOINT".

  This Plan or Reorganization is within the meaning of Section 368 (4)(1)(B) of the Internal Revenue Code of 1986, as amended, MAS will acquire from the shareholders of BLUEPOINT all of the issued and outstanding shares of BLUEPORNT in return for 15,500,000 shares of the authorized but unissued shares of MAS. BLTJEPOTNT will then become and operate as a wholly owned subsidiary of MAS.

                                    AGREEMENT

  In order to consummate such plan of reorganization, the parties hereto, in consideration of the mutual agreements and on the basis of the representations and warranties hereafter set forth, do hereby agree, as follows:


                                    ARTICLE  J

  1.01.  Transfer of BLUEPOINT  capital  stock and  consideration  for transfer:
Subject to the terms and conditions of this Agreement, each BLUEPOINT shareholder shall have endorsed and delivered his or her, certificate to Yu Deng CEO of BLUEPOINT, as Trustee, prior to the closing date, who shall, 'at such closing, deliver said certificates to Aaron Tsai in exchange for the stated number of shares of MAS (subject to the provisions of Section 4(2) of the Securities Act of 1933, as amended) as set forth in 1.02 below,

  1.02. Consideration for transfer to MAS: On the closing date, subject to the terms and conditions of this Agreement, and in full consideration for the transfer and delivery to MAS of all the issued and outstanding shares of BLUEPOINT. MAS shall cause to be delivered by its transfer agent, Signature Stock Transfer of Dallas, Texas, 15,500,000 shares of the authorized but unissued capital stock of MAS. Said MAS shares shall be broken down into individual names and amounts as requested in writing by Yu Deng, authorized agent for the BLUEPOINT shareholders, and when issued, such shares to be fully paid and nonassessable. Such shares shall not be free trading as they are not at this time registered or covered by any exemption. Said shares will be restricted in nature and said restriction shall be reflected on the face of all certificates included in the MAS shares.

                                   ARTICLE  11

  2.01. Closing: The time of delivery by BLUEPOINT stockholders of their respective shares as provided in Paragraph 1.01 of this Agreement having already taken place, said shares being held by Yu Deng, as authorized agent, and the certificate(s) for MAS shares as authorized by the Board of Directors of MAS being in hand for delivery to Aaron Tsai, as authorized agent, closing shall be effective with the signing of this Agreement. For purposes of record, closing shall be effective on or before 17th day of January, 2000, 5 p.m. Central Time.


                                   ARTICLE  II

  3.01.  Representations  and  Warranties  by  BLUEPOINT:

  (1) BLUEPOINT is a corporation duly organized and validly existing and in good standing under the laws of China. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this
  Agreement.  BLUEPOINT is duly qualified, licensed, or domesticated and in good
standing  as  a  foreign  corporation   authorized  to  do  business  in  each
jurisdiction wherein the nature of its activities conducted or the character of Its properties make such qualification, licensing, or domestication necessary.

  (2)(a) BLUEPOINT is duly and lawfully authorized by its Articles of Incorporation, to Issue the shares of capital stock required by this Agreement; further, BLUEPOINT has no other authorized series or class of stock, All of the outstanding shares of BLUEPOINT's capital stock have been duly issued.

  (b) BLUEPOINT is not presently liable on account of a any indebtedness for borrowed monies, except as reflected on the Balance Sheet described in Subparagraph (4), below.

  (c) There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatsoever under which BLUEPOINT is or may be obligated to issue or purchase shares of its capital stock,

  (3) Each BLUEPOINT stockholder severally and for himself at the time of the Closing on the Closing Date will be the lawful owner of the shares of the capital stock of BLUE-POINT held in his name, free and clear of all liens, claims and encumbrances of every kind. Each stockholder has full legal right, power, and authority to sell, assign, and transfer his shares of capital stock of BLUEPOENT; and the delivery of such shares to any person pursuant to the provisions of this agreement will transfer valid title thereto, free and clear of all liens, encumbrances and claims of every kind.

  (4) BLUEPOINT has furnished MAS with an unaudited Balance Sheet of BLUEPOINT as of September 30, 1999, hereinafter referred to as the balance Sheet. Such financial statement presents fairly the financial condition of BLUEPOINT at such date. Specifically, but not by way of limitation, the Balance Sheet discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or other-wise, and whether due or to become due) of BLUEPOINT at the date thereof

  (5)  BLUEPOINT  has  not,  since  September  30,  1999.

  (a) Incurred any obligations or liabilities, absolute, accrued, contingent, or otherwise and whether due or to become due, except current liabilities incurred in the ordinary course of business, none of which adversely affects the business or prospects of BLUEPOINT.

  (b) Discharged or- satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent or otherwise and whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the closing of business on the date of the Balance Sheet, in each case, in the ordinary course of business;

  (c) Declared or made any payment or distribution to its Stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its shares of Capital Stock or other securities;

  (d) Mortgaged, pledged, or subjected to lien, or other encumbrances or charges, of its assets, tangible or, intangible;

  (c) Sold or transferred any of its assets except for inventory sold in the ordinary course of business or canceled debt or claim;


  (f) Suffered any damage, destruction, or loss (whether or not covered by insurance) affecting the properties, business, or prospects of BLUEPOINT, or waived any rights of substantial value;

  (g) Entered into any transaction other than in the ordinary course of business.

  (6) There are no legal actions, suits, arbitration, or other legal or administrative proceedings pending against BLUEPOINT which would affect it, its properties, assets, or business. BLUEPOINT is not in default with respect to any judgment, order or decree of any government agency or instrumentality.

  (7) BLUEPOINT has good and marketable title to all of its properties and assets, including without limitation those reflected in the Balance Sheet and those used or located on property controlled by BLUEPOFNT in its business on the date of the Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which (a) are disclosed on the Balance Sheet as securing specified liabilities, (b) are disclosed in the Schedule of Assets referred to @) Subparagraph 3.01(g) hereof; Or ('c) do not materially adversely affect the use thereof The building and equipment of BLUEPOINT are in good condition and repair, reasonable wear and tear excepted. BLUEPOINT has not been, to the knowledge of any officer of BLUEPOINT, threatened with any action or proceeding under any building or, zoning-, ordinance, regulation or law.

  (8) Prior to Closing Date, BLUEPOINT will have delivered to MAS a separate Schedule of Assets, specifically referring to this paragraph, containing

  (a) A true and complete aged list of accounts receivable (if any) as of a date no earlier than the Closing Date.

  (b) A true and complete list of all capitalized machinery, tools, equipment, and rolling stock owned by BLUEPOINT, setting forth all liens, claims, encumbrances, charges, restrictions, covenants, and conditions.

  (c) A complete schedule of all fire and other casualty and liability policies of BLUEPOINT in effect at the time of delivery of said schedule.

  (9)  BLUEPOINT  is not a party to, or otherwise bound by, any written or oral@

  (a)  Contract  or  agreement  not  made  in  the  ordinary course of business;

  (b) Lease with respect to any property, real or, personal, whether as lessor or lessee, except as reflected in the Balance Sheet,

  (c) Contract or other commitment continuing for a period of more than thirty days and which is not terminable without cost or other liability to BLUEPORNT or its successor except as shown on the Balance Sheet.

  BLUFPOINT has in all respects perforated all obligations required to be performed by It to date and is not in material default under any of the contracts, agreements, leases, documents, or other arrangement to which it is a party or by which it is otherwise bound,

  (10) The books of account, minute books, stock certificate books, and stock transfer ledgers of BLUEPOINT are complete at Closing and also correct, and there have been no transactions involving the business of BLUEPOINT which property should have been set forth in said respective books, other than those set forth therein,

  (11) Since the Balance Sheet there has not been any material adverse change in, or event or condition materially and adversely affecting the condition
(financial  or  otherwise)  of  the  properties,   assets  or  liabilities  of
BLUEPOINT.

  3.02 MAS represents and warrants to BLUEPOINT and its Stockholders as follows:

  (1) MAS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana

  (2)  MAS  is  considered  a  fully-reporting  company  by  the  SEC.

  (3) MAS's authorized capital stock consists of 80,000,000 shares of common stock and 20,000,000 shares of preferred stock. par value $.001. After the completion of this Agreement 20,000,000 shares of common stock will be validly issued and outstanding. This figure reflects the shares beneficially issued to the shareholder's of BLUEPOINT under Rule 3(a)(9) of the Securities Act of 1933.

  (4) The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes valid and binding obligation of MAS in accordance with its terms. No provision of the Articles of Incorporation and the amendments thereto, by-laws and any amendments thereto, or of any contract to which MAS is a party or otherwise bound, which prevents MAS from delivering good title to its shares of such capital stock in the manner contemplated hereunder.

  (5) MAS has furnished BLUEPOINT and its shareholders with a statement of management, and previous management, that there are little or no assets and no liabilities, and that the corporation, and its predecessor have had no activities in which it could have incurred any liabilities since the September 30, 1999

  (6)  All of the MAS common shares to be issued to BLUEPOINT shareholders will,
when  so  issued,   be  validly  issued  and   outstanding,   fully  paid  and
non-assessable,

  (7) Since the financial condition statement there has not been any material or adverse change in, or event or condition materially and adversely affecting the condition of MAS.

                                   ARTICLE  IV

  4.01 BLUEPOINT covenants that all statements made herein and hereto are true and correct and may relied upon by MAS.

  4.02.BLUEPOINT covenants and warrants that all books, records and financial statements employed or used in connection with this Agreement are true and correct and that the right to examine same has been extended to MAS and its representatives.

  4.03.Federal  Securities  Act-Uregistered  Stock.

  (1) Each BLUEPORNT stockholder acknowledges that the shares of MAS common stock to be delivered to. him pursuant to this Agreement have not and are not registered under the 1933 Act, as amended, and that accordingly such stock is not fully transferable except as permitted under various exemptions contained in the 1933 Act, and the rules of the Securities and Exchange Commission interpreting said act. The provisions contained in this paragraph are intended to ensure compliance with the 1933 Act, as amended,

  (2) Each BLUEPOINT stockholder agrees that the certificates evidencing the shares he will receive shall contain substantially the following legend:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITY ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL
SATISFACTORY  TO  IT  THAT  SUCH  REGISTRATION  IS  NO'F  REQUIRED  FOR  SALE OR
TRANSFER  OR  THAT THE SHARES  HAVE BEEN  LEGALLY  SOLD) IN BROKER  TRANSACTIONS
PURSUANT TO RULE 144 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED UNDER SECURI'I'Y ACT OF 1933."

                                    ARTICLE  V

  5.01  Conditions  Precedent-.

  (1) The aggregate number of shares of the corporation's capital stock tendered by the BLUEPOINT stockholders at the closing shall constitute 100 percent of all of the issued and outstanding Capital Stock of BLUEPOINT.

                                   ARTICLE  VI

  6.01 Paragraph  and  other  headings  contained  in  this   Agreement  are for
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  6.02 This Agreement shall be construed under and in accordance with the laws of the State of Indiana.

  6.03 This Agreement shall be binding an and inure to the benefit of and be enforceable by the BLUEPOINT shareholders and MAS, their respective heirs, executors, administrators, legal representative a, successors, and assigns except as otherwise expressly provided herein,

  6.04 Should there be any litigation arising from this transaction, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, These fees shall be in addition to any other relief which may be awarded.

  IN WITNESS  WHEREOF,  the parties hereto have executed this Plan and Agreement
of   Reorganization  on  the  date  first  set  forth,  at  1710  E.  Division
St.,Evansville,  Indiana  47711.

  FOR  MAS  Acquisition  XI  CORP.,
  an  Indiana  Corporation

  By:/s/Aaron  Taai
  ----------------
  Aaron  Taai,  President

  FOR  Bluepoint  Software  Co.,  Ltd.,
  a  Chinese  corporation

  By:/s/Yu  Deng
  -------------
  Yu  Deng,  Chairman  and  (CEO)

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